UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported): September 22, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)


                 1-10315                         63-0860407
          (Commission File Number)     (IRS Employer Identification No.)


              One HEALTHSOUTH Parkway, Birmingham, Alabama  35243
         (Address of Principal Executive Offices, Including Zip Code)


                                (205) 967-7116
             (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

          On September 22, 2004, HealthSouth Corporation issued a press release announcing the appointment of Mr. Mark Tarr, 42, to the position of President of the Inpatient Division, effective September 27, 2004. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.


ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEALTHSOUTH CORPORATION


                                       By: /s/    Gregory L. Doody
                                           ------------------------------------
                                           Name:  Gregory L. Doody
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary


Dated: September 23, 2004

                                 EXHIBIT INDEX

Exhibit No.                    Description
-----------                    -----------

   99        Press release of HEALTHSOUTH Corporation dated September 22, 2004.

                                                                     EXHIBIT 99

News From

                                 HEALTHSOUTH

                                                          FOR IMMEDIATE RELEASE
                                                             September 22, 2004

             HEALTHSOUTH APPOINTS MARK TARR PRESIDENT OF INPATIENT
                                   DIVISION

BIRMINGHAM, Ala. - HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced the appointment of Mark Tarr, 42, to the position of President of the Inpatient Division, effective September 27, 2004. Tarr, who brings 14 years of successful rehabilitation hospital operations experience to the position, will be responsible for the day-to-day operations of the division's 103 rehabilitation hospitals, 184 inpatient-based outpatient centers and nine long-term acute care hospitals across the country.

    "I am delighted to welcome Mark as president of the Inpatient Division," said Mike Snow, HealthSouth chief operating officer. "He has demonstrated a principled leadership style throughout his career and has an impressive track record of success as an operator of rehabilitation hospitals. I am confident that he will be a strong addition to our senior operations team."

    Since joining HealthSouth in 1993, Tarr has served as CEO of HealthSouth Rehabilitation Hospital of Vero Beach and Vanderbilt Stallworth Rehabilitation Hospital. Most recently, Tarr worked as one of the Inpatient Division's senior vice presidents with responsibility for facilities in Texas, Louisiana, Arkansas, Oklahoma and Kansas.

    "I am excited about the opportunity to work with Mike and the senior operations team," Tarr said. "My goal is to build on the great reputation our clinicians have earned throughout the country for providing quality care to our patients and their families."

    Tarr has a bachelor's degree in marketing from Ball State University and an MBA from Emory University.


About HealthSouth
HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

                                      ###

          For more information, contact Andy Brimmer at 205-410-2777.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HealthSouth's financial reporting and related activity; HealthSouth's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of alleged defaults under such agreements, the inability of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.